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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 28, 2000, and to all references to our Firm included in or made part of this registration statement.

/s/Arthur Andersen LLP

Pittsburgh, Pennsylvania
August 14, 2000